UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

OPTEX SYSTEMS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54114	90-0609531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 644-0722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On May 26, 2015, and effective as of May 21, 2015, Optex Systems Holdings, Inc. (the “Company”) entered into a supply agreement with Nightforce Optics, Inc. (“Nightforce”) for supply by the Company to Nightforce of certain critical optical assemblies through the Company’s recently acquired Applied Optics Center (AOC) Division. The production rate and delivery schedule shall be agreed upon by the parties and are subject to aggregate annual minimum order values of $3,000,000 in 2015 and $3,900,000 in 2016. The initial term of the agreement is two years, and can be extended by Nightforce for an additional year which continues the forecasted volumes for three years. The Company is the premium supplier of the covered products to Nightforce, and the Company agrees to work exclusively with Nightforce on its markets of interest in commercial sporting optics and select military optics; however, the Company’s existing business arrangements with certain Department of Defense manufacturers are not subject to this exclusivity covenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optex Systems Holdings, Inc.
(Registrant)

By:	/s/ Karen Hawkins
Karen Hawkins
Title:	Chief Financial Officer

Date: June 1, 2015